Exhibit 5.1

Simpson Thacher & Bartlett llp
2475 Hanover Street Palo Alto, CA 94304 (650) 251-5000
Facsimile (650) 251-5002

May 8, 2019

Allakos Inc.

975 Island Drive, Suite 201

Redwood City, California 94065

Ladies and Gentlemen:

We have acted as counsel to Allakos Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of an aggregate of up to (1) 2,105,832 shares of common stock, par value $0.001 per share (“Common Stock”), of the Company (the “2018 Plan Shares”) pursuant to the Company’s 2018 Equity Incentive Plan (the “2018 Plan”) and (2) 421,166 shares of Common Stock (together with the 2018 Plan Shares, the “Shares”) pursuant to the Company’s 2018 Employee Stock Purchase Plan (together with the 2018 Plan, the “Plans”).

We have examined the Registration Statement, a form of common stock certificate and the Plans. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that when the Shares are issued and delivered in accordance with the Plans, the Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

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Simpson Thacher & Bartlett llp

Allakos Inc.-2-May 8, 2019

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP